                                                                    EXHIBIT 99.1

                                                                   MASTERCARD
                                                                   INTERNATIONAL

[PRESS RELEASE LOGO]

Contacts:
Sharon Gamsin, 1-914-249-5622, sgamsin@mastercard.com
Veronika Clough, 1-914-249-3198, veronika_clough@mastercard.com

                MASTERCARD INTERNATIONAL REPORTS CONTINUED GROWTH
                  FOR SECOND QUARTER, FIRST SIX MONTHS OF 2004

                DOUBLE DIGIT GROWTH IN PURCHASE VOLUME WORLDWIDE
     FOR BOTH CREDIT AND OFFLINE DEBIT AS GLOBAL ECONOMIC ACTIVITY IMPROVES

PURCHASE, NY, AUGUST 2, 2004 - MasterCard International today announced strong performance results for the three and six month periods ended June 30, 2004, as generally improving global economic activity led to double-digit purchase volume growth worldwide. Total purchases on MasterCard credit and offline debit cards rose 11.7% in the second quarter compared to the same period in 2003, and the number of MasterCard cards issued around the world rose to 638.3 million.

"The first half of this year has been successful for both MasterCard and our customers," said Robert W. Selander, MasterCard President and CEO. "Many of the issues that limited economic growth last year are behind us, and we've seen stronger purchase activity across our global network as more confident consumers increased spending. Also this quarter, our Asia/Pacific region reported growth in gross dollar volume (GDV) up for the first time in 18 months reflecting renewed consumer confidence in the region."

Performance highlights for the second quarter and first half of 2004 include:

      - Cardholders across the globe used MasterCard-branded cards for almost 4.1 billion transactions, generating GDV of $349.0 billion in the second quarter of 2004, an increase of 9.2% over the same period in 2003. In the first six months of 2004, transactions reached 7.8 billion, generating GDV of $680.8 billion, an 8.8% gain over the same period in 2003. GDV includes both purchase and cash volume;

      - MasterCard's almost 25,000 customer financial institutions around the world had issued more than 638.3 million MasterCard-branded cards, a 6.4% increase over the same six-month period in 2003;

      - The value of purchases on MasterCard-branded cards, a significant measure of success, continued to show double-digit growth worldwide. Globally, purchase volume rose 11.7% to $257.1 billion for the second quarter of 2004 compared to the same period in 2003. Purchase volume was $500.4 billion for the first six months of 2004, a 12.4 % increase from the same period in 2003.

                                    - more -

MasterCard International-Page 2
MasterCard International Reports Continued Growth For Second Quarter, First Six Months of 2004 August 2, 2004

MasterCard's GDV for credit programs worldwide grew 10.6% to $285.9 billion compared to the same period in 2003. For the first six months of 2004, GDV worldwide for MasterCard credit programs rose 10.3% to $558.9 billion compared to the same period in 2003.

Currently, cardholders can use their MasterCard cards at more than 22 million locations around the world: Asia/Pacific, 8.0 million locations; Canada, .6 million locations; Europe, 6.2 million locations; Latin America, 1.7 million locations; United States, 5.0 million locations; and South Asia, Middle East/Africa, .5 million locations. Acceptance locations include merchant locations, ATMs and other locations where cash may be obtained.

                                                             FOR THE 3 MONTHS ENDED JUNE 30, 2004
                         -----------------------------------------------------------------------------------------------------------
                                            PURCHASE              PURCHASE      CASH                 CASH
ALL PROGRAMS EXCEPT        GDV     GROWTH    VOLUME     GROWTH  TRANSACTIONS   VOLUME    GROWTH  TRANSACTIONS  ACCOUNTS     CARDS
ON-LINE DEBIT PROGRAMS  (BILLIONS) (LOCAL)  (BILLIONS) (LOCAL)   (MILLIONS)  (BILLIONS) (LOCAL)   (MILLIONS)  (MILLIONS)  (MILLIONS)
----------------------  ---------- -------  ---------- -------  ------------ ---------- -------   ----------  --- ------- ----------
South Asia / Middle
 East Africa             $   3.7    27.0%     $  2.6    28.9%         43.7   $  1.1      22.7%        9.5        9.2        11.0
Asia / Pacific              55.0     2.5%       36.6    15.5%        396.0     18.3     -16.3%       57.6      113.7       125.1
Europe                      93.9    12.8%       71.4    12.8%        978.7     22.5      12.8%      186.2       93.3       105.8
Latin America               15.7    30.9%        7.0    26.7%        199.8      8.7      34.4%       77.2       40.7        51.0
Canada                      12.0    13.0%       10.0    14.8%        150.7      2.0       4.5%        4.7       21.8        28.0
United States              168.7     7.2%      129.4     8.8%      1,817.6     39.3       2.3%      139.6      264.1       317.5
Worldwide                  349.0     9.2%      257.1    11.7%      3,586.4     91.9       2.7%      474.8      542.8       638.3

CREDIT PROGRAMS
United States              134.2     6.4%      106.7     8.3%      1,278.5     27.5      -0.3%       18.1      213.0       262.0
Worldwide                  285.9    10.6%      221.1    12.7%      2,804.7     64.8       3.7%      208.5      469.1       554.4

OFF-LINE DEBIT PROGRAMS
United States               34.5    10.7%       22.8    11.6%        539.1     11.8       9.1%      121.5       51.1        55.4
Worldwide                   63.1     3.3%       36.0     5.5%        781.8     27.1       0.4%      266.3       73.7        83.9




                                                           FOR THE 6 MONTHS ENDED JUNE 30, 2004
                         ----------------------------------------------------------------------------------------------------------
                                             PURCHASE            PURCHASE       CASH                 CASH
ALL PROGRAMS EXCEPT         GDV      GROWTH   VOLUME   GROWTH  TRANSACTIONS    VOLUME    GROWTH  TRANSACTIONS  ACCOUNTS    CARDS
ON-LINE DEBIT PROGRAMS   (BILLIONS) (LOCAL) (BILLIONS) (LOCAL)  (MILLIONS)   (BILLIONS)  (LOCAL)  (MILLIONS)  (MILLIONS) (MILLIONS)
----------------------   ---------- ------- ---------- ------- ------------- ---------   ------- -----------  ---------- ----------
South Asia / Middle
  East Africa              $  7.1    27.3%    $  4.9    27.2%        87.4    $     2.1    27.4%       18.5         9.2       11.0
Asia / Pacific              110.4    -0.3%      73.2    13.1%       775.2         37.2   -19.2%      110.8       113.7      125.1
Europe                      182.7    13.0%     139.4    13.6%     1,868.0         43.2    11.3%      358.6        93.3      105.8
Latin Amercia                30.7    30.8%      13.5    25.3%       385.9         17.2    35.6%      150.2        40.7       51.0
Canada                       22.8    13.1%      19.0    13.9%       282.1          3.9     9.5%        9.1        21.8       28.0
United States               327.1     7.6%     250.3    10.6%     3,498.6         76.8    -1.2%      265.5       264.1      317.5
Worldwide                   680.8     8.8%     500.4    12.4%     6,897.1        180.4    -0.1%      912.6       542.8      638.3

CREDIT PROGRAMS
United States               260.9     7.2%     206.3    10.0%     2,457.2         54.6    -2.5%       36.2       213.0      262.0
Worldwide                   558.9    10.3%     430.6    13.5%     5,387.6        128.3     0.7%      403.4       469.1      554.4

OFF-LINE DEBIT PROGRAMS
United States                66.2     9.2%      43.9    13.2%     1,041.4         22.2     2.1%      229.4        51.1       55.4
Worldwide                   121.9     2.5%      69.8     6.0%     1,509.5         52.1    -1.8%      509.3        73.7       83.9





                                    - more -

MasterCard International-Page 3
MasterCard International Reports Continued Growth For Second Quarter, First Six Months of 2004 August 2, 2004

SIGNIFICANT MILESTONES ACHIEVED

MasterCard also achieved a wide range of significant business milestones in the first half of 2004:

      - MasterCard announced an initiative to attack "phishing" before it happens. MasterCard will work with NameProtect, a leading digital fraud detection company, to identify sites established to steal personal information. These sites are often used to launch phishing attacks via email that can ultimately result in identity theft. In addition, MasterCard and NameProtect will identify sites that broker illegally-obtained payment card numbers. NameProtect's technology will identify online scams in real-time, globally, by searching domain names, web pages, chat rooms, and more. MasterCard will send out rapid alerts to members when their accounts are identified as being at risk, and notify authorities of potential compromises.

      - MasterCard signature debit cards were again accepted at all Wal-Mart store locations in the U.S., underscoring a significant win for MasterCard cardholders in giving them as much choice in payments as possible. In addition to MasterCard signature debit cards, Wal-Mart will continue to accept all other MasterCard payment products, including credit, PIN debit, and corporate cards.

      - McDonald's(R) joined with MasterCard to provide MasterCard cardholders with cashless payment options at more than 3,000 McDonald's restaurants in the U.S. Cashless payments include credit cards and PIN and signature-debit card payments. McDonald's expects the number of participating restaurants to more than double by year-end.

      - MasterCard Advisors(TM), the professional services arm of MasterCard International, announced the acquisition of consulting firm Watch Hill Partners, which specializes in optimization of customer relationships through multiple channels and technologies. MasterCard Advisors also announced the launch of a new Web-based financial tool, PurchaseLogic, which gives corporations a transparent view of their entire procure-to-pay process.

      - MasterCard announced that a number of the world's leading smart card vendors signed its M/Chip(TM) 4 Development Agreement and are actively developing products in support of M/Chip 4 for 2004 availability. M/Chip 4 is at the core of MasterCard's smart card strategy and represents the latest generation of EMV payment applications.

NOTE TO EDITORS

Online debit activity, which includes MasterCard's online debit program, Maestro, and MasterCard's ATM-only brand, Cirrus, will be available at a later date.

                                    - more -

MasterCard International-Page 4
MasterCard International Reports Continued Growth For Second Quarter, First Six Months of 2004 August 2, 2004

The data in this press release is provided by the member financial institutions of MasterCard International Incorporated and its affiliates ("MasterCard") and is subject to revision and amendment by such members subsequent to the date of its release. A portion of the data relating to accounts and cards reflects the impact of routine portfolio changes among members and other practices that may lead to over counting of the underlying data in certain circumstances. Information with respect to gross dollar volumes ("GDV") includes the impact of balance transfers and convenience checks. The number of cards includes virtual cards, which are MasterCard-branded payment accounts in connection with which functional cards are not generally issued.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which MasterCard volumes are reported.

Period-over-period rates of change in volume-based information are provided on a local-currency basis. Accordingly, the period-over-period rates of change in this press release cannot be extrapolated directly by reference to the U.S. dollar volume information presented for the current and historical periods.

MasterCard-branded data regarding GDV, purchase volume, purchase transactions, cash volume and cash transactions is derived from information provided by MasterCard members that is subject to logical and statistical verification by MasterCard and partial cross-checking against information provided by MasterCard's transaction processing systems. MasterCard-branded data concerning accounts and cards is derived from information provided by MasterCard members that is subject to certain limited logical and statistical verification by MasterCard. Certain information with respect to ATM locations is provided by third parties and has not been independently verified by MasterCard.

Period-over-period rates of change in GDV, purchase volume and cash volume for worldwide off-line debit and credit programs have been impacted by portfolio changes that resulted in the reclassification of certain volumes previously reported as off-line debit program volumes into credit program volumes. Accordingly, the rates of change in GDV, purchase volume and cash volume for worldwide off-line debit and credit programs may be adjusted in the future.

The data in this press release includes information with respect to MasterCard-branded transactions that are not processed by MasterCard and transactions for which MasterCard does not earn revenues. Accordingly, the data in this press release cannot be taken as an indication of the financial performance of MasterCard International or its parent company, MasterCard Incorporated.

ABOUT MASTERCARD INTERNATIONAL

MasterCard International is a leading global payments solutions company that provides a broad variety of innovative services in support of our global members' credit, deposit access, electronic cash, business-to-business and related payment programs. MasterCard International manages a family of well-known, widely accepted payment cards brands including MasterCard(R), Maestro(R) and Cirrus(R) and serves financial institutions, consumers and businesses in over 210 countries and territories. The MasterCard award-winning Priceless(R) advertising campaign is now seen in 96 countries and in 47 languages, giving the MasterCard brand a truly global reach and scope. For more information go to www.mastercardinternational.com.

                                       ###